BUNGE LIMITED
                              EQUITY INCENTIVE PLAN

                                 AWARD AGREEMENT

                    - Notice of Restricted Stock Unit Grant -

         Effective as of the Date of Grant set forth below, the Participant named below is hereby awarded an Award of Restricted Stock Units (the "Award"or "Restricted Stock Units") under the Bunge Limited Equity Incentive Plan (the "Plan") covering the number of Restricted Stock Units set forth below, subject to the terms and conditions of the Plan and this Award Agreement (this "Award Agreement"). This Award Agreement consists of this Notice of Restricted Stock Units Grant (the "Grant Notice") and the attached Terms and Conditions Applicable to Restricted Stock Units (the "Terms and Conditions"). Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

Participant Information:

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
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Name:                                                Address:


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Summary of Restricted Stock Units Terms:

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Date of Grant:                                       Restricted Stock Units Granted:

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Vesting Date:
         See attached Terms and Conditions.
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         The Participant and Bunge Limited, a company organized under the laws of Bermuda, and any successor thereto ("Bunge"), agree that this Award is granted under and subject to the terms and conditions of the Plan and this Award Agreement, and that this Award is granted for no consideration other than the Participant's services. The Participant acknowledges that he or she has reviewed the Plan and this Award Agreement in their entirety and has had an opportunity to obtain the advice of counsel and a qualified tax advisor prior to executing this Award Agreement. The Participant hereby agrees to comply with the terms and conditions of the Plan and this Award Agreement and accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Award Agreement.


         The Participant indicates acceptance of this Award, subject to the terms and conditions set forth in the Plan and the Award Agreement, by signing this Grant Notice and returning it to the undersigned representative of Bunge no later than [DATE]. If a signed copy of this Grant Notice is not received by such date, this Award shall be void and of no force and effect.

BUNGE LIMITED                              PARTICIPANT

By:                                        By:
   ---------------------------------          ----------------------------------
Name:
Title:

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                                  BUNGE LIMITED
                              EQUITY INCENTIVE PLAN

                                 AWARD AGREEMENT

       - Terms and Conditions Applicable to Restricted Stock Unit Grants -

         1. Grant. Subject to the terms and conditions of the Plan and this Award Agreement, Bunge has elected to grant the Participant this Award as of the Date of Grant. Each Restricted Stock Unit shall entitle the Participant to receive one Share, subject to the Participant's satisfaction of the terms and conditions of the Plan and this Award Agreement.

         2. Vesting of Restricted Stock Units.
            ---------------------------------

         (a) Vesting Date. Subject to the other terms and conditions of the Plan and this Award Agreement, this Award shall vest as to one-fourth (1/4) of the aggregate number of Shares subject thereto on each of the first, second, third and fourth anniversaries of the Date of Grant (each, a "Vesting Date"), provided that the Participant remains in the continuous employment of the Company through the applicable Vesting Date.

         (b) Payment of Awards. Subject to Section 2(e) below, issuance of Shares in settlement of the vested portion of an Award shall be made as soon as practicable following the Vesting Date in whole Shares (rounded down to the nearest whole Share). The number of Shares issued to a participant shall equal the number of Shares underlying the vested portion of the Award receivable by such Participant following the Vesting Date.

         (c) No Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any Award until Shares, if any, shall have been issued to the Participant following the Vesting Date, and, except as expressly provided herein or in the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the registered holder of such Shares.

         (d) Dividend Equivalent Payments. Unless the Committee determines otherwise and subject to Section 2(e) below, if the Company pays any cash or other dividend or makes any other distribution in respect of the Shares underlying the Award, the Company shall maintain a bookkeeping record to which such amount of the dividend or distribution in respect to such Shares shall be credited, at such time and in such manner as determined solely by the Committee, to an account for the Participant and paid in whole Shares at the time the Award is settled. Any fractional Shares which become payable at the time the Award is settled shall be paid in cash.

         (e) Election to Defer Value of Awards Prior to Vesting Date. In accordance with such procedures established by the Committee from time to time, in its sole discretion, the Participant may elect to defer receipt of all or a portion of the Restricted Stock Unit in accordance with the terms of this
Section 2(e) (a "Deferral Election") pursuant to the terms of the deferred compensation plan (the "Deferred Compensation Plan"), set forth on a deferral election form that the Company may provide to the Participant at a later date (the "Deferral Election Form"). In order to make a Deferral Election, the Participant must complete and submit the Deferral Election Form in accordance with the instructions included on such form by a date specified by the Chief Personnel Officer in his sole discretion. Under the terms of the Deferral Election, the Participant may irrevocably elect to defer all or a portion of his Restricted Stock Units. Such Restricted Stock Units shall be credited automatically, without any further action on the Participant's part, to the Participant's account under the Deferred Compensation Plan on the Vesting Date and shall be subject to the terms of the Deferred Compensation Plan.

         3. Termination of Employment.
            -------------------------

         (a) Termination of Employment for Cause; Resignation of Employment for any Reason. In the event that a Participant's employment is terminated by Bunge for Cause or the Participant resigns his employment for any reason prior to the Vesting Date, any unvested portion of the Award shall be cancelled and shall be void as of the date of such termination.

         (b) Termination of Employment without Cause. In the event that the Participant's employment is terminated by Bunge without Cause prior to the Vesting Date, a pro rata portion of the Award shall become immediately vested on the date of such termination in an amount equal to the following:

         (Y/X) x R, rounded down to the nearest whole Shares, where:

         X= number of days from the date of grant until the date the Award would have vested;

         Y= number of days from the date of grant until the date of the Participant's termination of employment; and

         R= number of Shares subject to the Award (including any Shares added as a consequence of dividend payments).

         The unvested portion of the Award shall be cancelled and shall be void as of the date of such termination.

         (c) Termination of Employment Due to Death, Disability or Retirement. In the event that a Participant's employment terminates prior to the Vesting Date due to the Participant's death, Disability or Retirement, the Award shall become immediately vested as of the date of such termination.

         4. General Terms.
            -------------

         (a) Transferability. The Award is not transferable by the Participant, except by will or by the laws of descent and distribution or pursuant to a domestic relations order, if applicable.

         (b) Award Not a Service Contract. Neither this Award Agreement nor the Award granted hereunder is an employment or service contract, and nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Participant to continue in the employ of the Company or of the Company to continue the Participant's employment. In addition, nothing in this Award Agreement shall obligate the Company or shareholders, the Board, officers or employees of Bunge or any other entity constituting the Company to continue any relationship that the Participant might have as a director, advisor, employee or consultant for the Company.

         (c) Withholding Obligations. The Company shall be entitled to require the Participant, prior to delivery of any Shares, to remit to the Company an amount sufficient to satisfy any U.S. federal, state, local and/or foreign income tax, social or other applicable payroll tax withholding requirements. The Company may, in its sole discretion, permit the Participant, after the delivery of Shares to the Participant, to satisfy any U.S. federal, state, local and/or foreign income tax, social tax or other applicable payroll taxes by directing the Company to repurchase Shares that were issued to such

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


Participant in accordance with all applicable laws and pursuant to any such rules as the Committee may establish from time to time.

         (d) Restrictive Covenants; Cooperation Obligations.
             ----------------------------------------------

             (i) Confidentiality. The Participant understands and acknowledges that in the course of his or her employment, the Participant shall have access to and shall learn information proprietary to Bunge, its parent companies and subsidiaries (individually and as a group, the "Bunge Group") that concerns the technological innovations, operation and methodology of the Bunge Group, including, without limitation, business plans, financial information, protocols, proposals, manuals, clinical procedures and guidelines, scientific data, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, Developments (as hereinafter defined), data and customer information (collectively, "Proprietary Information"). "Developments" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts and ideas, whether or not patentable, relating to the present or planned activities, or the products and services of the Bunge Group. The Participant hereby agrees that during the period beginning on the Date of Grant and continuing in perpetuity thereafter, the Participant shall keep confidential and shall not disclose any such Proprietary Information to any third party, except as required to fulfill his or her duties in connection with employment by the Bunge Group, and shall not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which (i) was already available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by breach of this Award Agreement or (ii) the disclosure of which was required by order of any court or administrative agency. Upon any termination of the Participant's employment with the Bunge Group, the Participant hereby agrees to return immediately to the Bunge Group all Proprietary Information and copies thereof in the possession of the Participant.

             (ii) No Competing Employment. During the period beginning on the Date of Grant and continuing until the end of the twelfth month following the Participant's termination of employment for any reason with the Bunge Group (such period to be referred to as the "Restricted Period"), the Participant shall not, without the prior written consent of Bunge, directly or indirectly, whether as owner, consultant, employee, partner, venturer, or agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise (except ownership of less than 5% of the number of shares outstanding of any securities which are publicly traded), (A) compete with the Bunge Group, or (B) provide services to, whether as an employee or consultant, or own, manage, operate, control, participate in or be connected with (as a shareholder, partner, or any similar owner) any corporation, firm, partnership, joint venture, sole proprietorship or other entity which competes with the Bunge Group, except for the aforementioned ownership of less than 5% of any publicly traded securities. The Restricted Period shall be extended by the length of any period during which the Participant is in breach of any of the terms of this Section 4(d)(ii).

             (iii) Restrictions on Solicitation. During the Restricted Period, and except as required pursuant to the Participant's duties to the Bunge Group in connection with the employment relationship, the Participant shall not, directly or indirectly: (i) solicit or contact any customer of the Bunge Group (or any other entity that the Participant knows is a potential customer with respect to specific products of the Bunge Group and with which the Participant has had contact during the period of his or her employment with the Bunge Group) for any commercial pursuit that to the knowledge of the Participant is in competition with the Bunge

     Group or that to the knowledge of the Participant is contemplated from time to time during the period of his or her employment with the Bunge Group by any corresponding business plan; (ii) take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Bunge Group, or induce, or attempt to induce, any employees, agents or consultants of or to the Bunge Group to do anything from which the Participant is restricted by reason of this Section 4(d); or (iii) offer or aid others to offer employment to employees of the Bunge Group, or interfere or attempt to interfere with any employees of the Bunge Group. The Restricted Period shall be extended by the length of any period during which the Participant is in breach of any of the terms of this Section 4(d)(iii).

             (iv) Application of Covenants. The activities described in this
     Section 4(d) shall be prohibited regardless of whether undertaken by the Participant in an individual or representative capacity, and regardless of whether performed for the Participant's own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than Bunge).

             (v) Injunctive Relief. Without limiting the remedies available to Bunge, the Participant acknowledges that a breach of any of the covenants contained in this Section 4(d) may result in irreparable injury to Bunge for which there is no adequate remedy at law, that it shall not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Bunge shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in activities prohibited by this
     Section 4(d) or such other relief as may be required to specifically enforce any of the covenants in this Section 4(d).

         (e) Plan Document Controls. In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

         (f) Applicable Law. This Award Agreement shall be governed by and subject to the laws of the State of New York and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

         (g) Validity. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, which shall remain in full force and effect. The parties intend that any offending provision shall be enforced to the fullest extent to which it is enforceable, that any unenforceable portion thereof be severed from this Award Agreement, and that this Award Agreement, as modified to sever any such unenforceable portion, be enforced to the fullest extent permitted by law. In the event that all or any portion of this Award is forfeited pursuant to the terms of the Plan or this Award Agreement, such forfeiture shall be automatic and shall not require any further action by the Participant or the Company.

         (h) Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand, telecopy or facsimile transmission or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the attention of the Participant at the mailing address set forth on the Grant Notice (or to such other address as the Participant shall have specified to Bunge in writing) and, if to Bunge, to it at its principal offices which are currently located at 50 Main Street, 6th Floor, White Plains, New York 10606, attention Chief Personnel Officer. All such notices shall be conclusively deemed to be received and shall be effective, (i) if delivered by hand, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

         (i) Waiver. The waiver by either party of compliance with any provision of this Award Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach of such party of a provision of this Award Agreement.

         (j) Committee Decisions Final. Any dispute or disagreement that arises under, or as a result of, or pursuant to, or in connection with, the interpretation or construction of the terms of this Award Agreement or the Award granted hereunder shall be determined by the Committee. Any interpretation by the Committee of the terms of the Award shall be final and binding on all persons affected thereby.

         (k) Amendments. The Committee shall have the power to alter or amend the terms of this Award Agreement as set forth herein from time to time, in any manner consistent with the provisions of Section 14 of the Plan, and any alteration or amendment of the terms of the Award by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person; provided, however, that, except as contemplated by Section 14 of the Plan, no such alteration or amendment may, without the consent of the Participant, adversely affect the rights of the Participant under this Award. The Committee shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof. Notwithstanding any provision herein to the contrary, the Board shall have the broad authority to amend this Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and Federal laws, including without limitation, any amendments made pursuant to Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations, rulings and other regulatory guidance issued thereunder.

         (l) Entire Agreement; Headings. This Award Agreement and the other related documents expressly referred to herein, set forth the entire agreement and understanding between the parties hereto. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

         (m) Counterparts. The Grant Notice to this Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         (n) Market Standoff Agreement. The Participant, if requested by Bunge and an underwriter of Common Stock (or other securities) of Bunge, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of Bunge held by the Participant during the period requested by the underwriter managing any public offering of Common Stock (or other securities) of Bunge following the effective date of a registration statement of Bunge filed under the U.S. Securities Act of 1933, as amended, provided that all similarly situated officers and directors of Bunge are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to Bunge and such underwriter. Bunge may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

         (o) Share Ownership Guidelines. The Participant, if subject to Bunge's share ownership guidelines, agrees to comply with the conditions and restrictions imposed by such guidelines with respect to any Shares received in connection with the settlement of an Award.

         (p) Securities Laws Compliance. No Shares shall be issued or transferred under this Award Agreement unless the Committee determines that such issue or transfer is in compliance with all applicable U.S. federal, state and/or foreign securities laws and regulations, including without limitation, Bermuda laws and regulations.

         (q) Change in Control. Upon a Change in Control, the Participant's Restricted Stock Units shall be subject to Section 13(b) of the Plan.


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